UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2023

Webstar Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 000-56268

Wyoming	37-1780261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

284 Paseo Reyes St. Augustine, Florida	32095
(Address of principal executive offices)	(Zip code)

(904) 312-9681

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02. Unregistered Sales of Equity Securities

Partial Conversion of Convertible Note

On May 15, 2023, the Frank T Perone Trust, holder of the Company’s Convertible Promissory Note, partially converted $101,000 of the Note’s principal and $82,710 of accrued interest into 18,371,000 shares of the Company’s common stock in accordance with the Note’s convertible provision.

18,371,000 common shares issued

$0.01 value per share totaling $183,710 consideration

May 15, 2023 issue date

Issued under Rule 144 exemption as restricted shares

Conversion provision of Note is at $0.01 per common share per $1.00 of converted note and accrued interest.

Balance of Note principal after conversion $1,000,000

Balance of accrued interest after conversion at date of conversion, $0.00

Item 9.01. Exhibits

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

+Includes management contacts and compensation plans and arrangements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 17, 2023	By:	/s/ Harold E. Hutchins
Harold E. Hutchins
Chief Financial Officer
(principal financial and accounting officer)